EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-54546, 333-82999, 333-52283, 033-57517, 033-52679, 333-111524, 333-105275, and 333-99831) and S-8 (Nos. 333-01111, 033-56501, 333-39883, 333-39881, 333-73117, 333-53174, 333-30954, 333-90047, 333-73113, 333-111322, 333-101795, 333-73115, 333-72882, and 333-66372) of AmeriCredit Corp. of our report dated September 8, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas

September 8, 2006